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                                                                    Exhibit 23.4



             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS'


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Nortel Networks Limited ("NNL") and Nortel Networks Capital Corporation ("NNCC") (collectively the "Companies"), relating to the offering and sale of up to an aggregate initial offering amount of $2,500,000,000 of debt securities and warrants to purchase debt securities of the Companies (which includes $200,000,000 of debt securities and warrants to purchase debt securities of NNL or NNCC and $500,000,000 of debt securities and warrants to purchase debt securities of NNL currently registered for offering and sale under existing Registration Statements on Form S-3), of our Report dated February 1, 2000 except as to note 24(a) which is dated as of March 2, 2000, appearing in Nortel Networks Corporation Annual Report on Form 10-K as amended by Form 10-K/A for the fiscal year ended December 31, 1999 and our report dated February 1, 2000 except as to Note 23 (with the exception of (c)
(viii) and (ix)) which is as of July 28, 2000 appearing in Current Report on Form 8-K dated August 7, 2000, as amended by Form 8-K/A dated August 18, 2000, of Nortel Networks Limited.

We hereby further consent to the reference to our Firm under the heading "Experts" in the Prospectus, which forms part of the aforementioned Registration Statement.


/s/ Deloitte & Touche LLP


Chartered Accountants

Toronto, Canada
December 15, 2000